ESTIMATED RESERVES
AND FUTURE NET REVENUE

OIL AND GAS PROPERTIES

OWNED BY
MOUNTAINEER STATE ENERGY, INC.

LOCATED IN

ATHENS AND MEIGS COUNTIES, OHIO
AND
CALHOUN, JACKSON AND ROANE
COUNTIES, WEST VIRGINIA

EFFECTIVE DATE
DECEMBER 31, 2013

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower
15 East Fifth Street • Suite 3500
Tulsa, Oklahoma 74103-4350
(918) 587-5521 • Fax: (918) 587-2881
www.lkaengineers.com

March 14, 2014

New Concept Energy, Inc.
1603 LBJ Freeway, Suite 300
Dallas, Texas 75234

Attn: Mr. Gene Bertcher
Chief Executive Officer

Re: Estimated Reserves and Future Net Revenue
Proved Producing and Undeveloped Reserves
Oil and Gas Properties Owned by
Mountaineer State Energy, Inc.

Gentlemen:

In accordance with your request, we have prepared an estimate of net proved producing, non-producing, and undeveloped reserves and the future net revenue to be realized from the interests owned by Mountaineer State Energy, Inc. (Mountaineer) in oil and gas properties located in the states of Ohio and West Virginia. Our estimate includes all of Mountaineer's net reserves. The effective date of this estimate is December 31, 2013, and the results are summarized as follows:

	ESTIMATED REMAINING NET RESERVES		FUTURE NET REVENUE	
RESERVE CLASSIFICATION	Oil (BBLS)	Gas (MCF)	TOTAL ($)	Present Worth Disc. @ 10% ($)
Proved Developed				
Producing	76,768	657,622	5,707,146	3,219,602
Behind Pipe	28,022	61,338	2,168,832	1,123,961
Sub-Total	104,790	718,960	7,875,978	4,343,563
Proved Undeveloped				
Primary	68,471	2,168,472	12,132,996	7,877,179
Total All Reserves	173,261	2,887,432	20,008,974	12,220,742

Note: Totals may not agree with schedules due to roundoff.

Future net revenue is the amount, exclusive of state and federal income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations, nor have costs been included in the event they are not.

This report consists of various summaries. Schedule No. 1 presents summary forecasts by reserve type of annual gross and net production, severance and ad valorem taxes, operating income and net revenue. Schedule No. 2 is a sequential listing of the forecast entities based on discounted future net revenue. A one-line alphabetical listing of the forecast entities is presented on Schedule No. 3. Supplemental data, presented as Schedule No. 4, includes the individual cash flows for the various entities. These are accompanied by production decline curves that show our projections of future producing rates.

BACKGROUND

This estimate is concerned with approximately one hundred ten (110) gas and oil wells of which one hundred two (102) were selling gas with eight (8) producing oil on the effective date. Several additional wells are shut-in. These wells are located in two Ohio counties, Athens and Meigs, and the three West Virginia counties of Calhoun, Jackson and Roane. Composite production decline curves have been prepared of gas production (sales) for each of the five counties. These composite decline curves are the "forecast entities" referred to in the preceding paragraphs. Individual production decline curves with cash flows for the eight Berea oil wells are also included.

CLASSIFICATION OF RESERVES

Reserves assigned to the various wells have been classified as "proved developed" and "proved undeveloped" in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission (SEC). These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be recovered with reasonable certainty through existing wells with existing equipment and operating methods. Additional oil and gas to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves to be recovered with reasonable certainty from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves are further divided into "proved developed producing" and "proved developed behind pipe" reserves. These are defined as follows:

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

All of Mountaineer's active gas wells have been producing for a considerable length of time and all have well-defined production declining trends. Reserves attributable to these wells were based upon extrapolation of these decline trends to an economic limit. Reserves attributable to the oldest of the Berea oil wells were estimated by extrapolation of the production decline trend to the economic limit.

Reserves anticipated from newer wells, behind pipe and/or undeveloped locations were based upon analogy with nearby wells which are producing from the same horizons in the respective areas.

Our estimate of reserves used all methods and procedures considered necessary, under the circumstances, to prepare this report.

FUTURE NET REVENUE

Oil and Gas Income

Income from the recovery and sale of the estimated gas reserves was based on the average of prices received on the first day of each month in 2013 as provided by the staff of Mountaineer. Gas was being sold in both Ohio and West Virginia under contract, and the price used was $4.53 per MCF in both Ohio and West Virginia. These prices were held constant, but provisions were made for state severance and ad valorem taxes.

Income from oil sales was also based on the average of prices received the first day of each month in 2013. This price supplied by Mountaineer was $98.00 per barrel and held constant with provisions for state severance and ad valorem taxes.

Projected produced gas volumes from West Virginia wells were reduced to sales volumes based on actual shrinkage data as provided by Mountaineer.

Operating Expenses

Anticipated monthly expenses were based on actual expenses incurred in 2013 as supplied by Mountaineer. Expenses were not escalated but held constant for the various recovery periods

Future Expenses

As provided by Mountaineer, provisions have been made for future expenses required for drilling and completion or recompletion of wells to capture the proved undeveloped reserves. These costs have been held constant from current estimates.

GENERAL

The assumptions, data, methods and procedures used are appropriate for the purpose served by the report.

Information upon which this estimate of net reserves and future net revenue has been based was furnished by the staff of Mountaineer or was obtained by us from outside sources we consider to be reliable. This information is assumed to be correct. No attempt has been made to verify title or ownership of the subject properties. Wells were not inspected by a representative of this firm, nor were they tested under our supervision; however, the performance of the majority of the wells was discussed with the employees of Mountaineer.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will be operated in a prudent manner under the same conditions existing on the effective date. Actual production results and future well data may yield additional facts, not presently available to us, which may require an adjustment to our estimates.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations are available for inspection in our office.

We appreciate this opportunity to be of service to you.

Very truly yours,

Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

LKA7396

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
ALL PROVED RESERVES

DATE : 03/13/2014
TIME : 17:18:41
DBS : MountaineerSt
SETTINGS : LKA0114
SCENARIO : LKA0114

R E S E R V E S A N D E C O N O M I C S

AS OF: DECEMBER 31, 2014

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2014	13.038	254.844	11.036	219.455	98.000	4.530	1081.545	994.133	2075.678
12-2015	28.601	405.967	24.720	352.317	98.000	4.530	2422.604	1595.998	4018.602
12-2016	22.470	467.956	19.401	406.990	98.000	4.530	1901.338	1843.663	3745.001
12-2017	16.640	505.539	14.333	440.190	98.000	4.530	1404.680	1994.062	3398.742
12-2018	13.449	775.102	11.566	676.299	98.000	4.530	1133.493	3063.636	4197.129
12-2019	11.326	404.798	9.729	352.474	98.000	4.530	953.459	1596.708	2550.167
12-2020	9.863	218.343	8.465	189.481	98.000	4.530	829.535	858.350	1687.886
12-2021	8.762	91.846	7.515	78.924	98.000	4.530	736.515	357.527	1094.042
12-2022	7.896	18.052	6.769	14.463	98.000	4.530	663.368	65.516	728.885
12-2023	7.193	16.631	6.163	13.311	98.000	4.530	604.011	60.301	664.312
12-2024	6.608	15.421	5.660	12.333	98.000	4.530	554.664	55.868	610.531
12-2025	6.100	14.366	5.223	11.480	98.000	4.530	511.822	52.003	563.825
12-2026	5.615	13.408	4.805	10.702	98.000	4.530	470.893	48.482	519.375
12-2027	5.246	12.601	4.488	10.051	98.000	4.530	439.817	45.530	485.346
12-2028	4.830	11.787	4.129	9.389	98.000	4.530	404.595	42.530	447.125
S TOT	167.639	3226.660	144.003	2797.860	98.000	4.530	14112.339	12674.307	26786.648
AFTER	35.111	118.260	29.258	89.571	98.000	4.530	2867.290	405.758	3273.048
TOTAL	202.750	3344.920	173.262	2887.431	98.000	4.530	16979.629	13080.065	30059.695

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2014	87.886	13.927	434.460	0.000	0.000	590.000	949.405	949.405	902.224
12-2015	166.100	14.950	479.960	0.000	0.000	1392.000	1965.592	2914.997	2576.323
12-2016	131.082	13.415	455.460	0.000	0.000	342.000	2803.044	5718.041	4782.934
12-2017	99.791	12.157	450.660	0.000	0.000	1026.000	1810.135	7528.176	6096.749
12-2018	82.596	11.271	455.910	0.000	0.000	0.000	3647.352	11175.528	8472.813
12-2019	55.897	9.072	193.310	0.000	0.000	0.000	2291.887	13467.416	9830.404
12-2020	47.114	8.381	166.710	0.000	0.000	0.000	1465.681	14933.097	10619.907
12-2021	41.606	7.889	162.210	0.000	0.000	0.000	882.337	15815.434	11053.666
12-2022	37.303	7.443	156.960	0.000	0.000	0.000	527.179	16342.613	11288.134
12-2023	33.834	7.033	156.960	0.000	0.000	0.000	466.485	16809.098	11476.782
12-2024	30.970	6.654	156.960	0.000	0.000	0.000	415.948	17225.047	11629.685
12-2025	28.499	6.300	155.960	0.000	0.000	0.000	373.067	17598.111	11754.358
12-2026	26.147	5.964	150.960	0.000	0.000	0.000	336.304	17934.416	11856.528
12-2027	24.380	5.656	150.960	0.000	0.000	0.000	304.351	18238.768	11940.585
12-2028	22.365	5.355	148.460	0.000	0.000	0.000	270.945	18509.713	12008.652
S TOT	915.568	135.467	3875.900	0.000	0.000	3350.000	18509.713	18509.713	12008.652
AFTER	162.142	41.964	1569.680	0.000	0.000	0.000	1499.262	20008.977	12220.744
TOTAL	1077.710	177.432	5445.580	0.000	0.000	3350.000	20008.975	20008.977	12220.744

	OIL	GAS
GROSS WELLS	25.0	103.0
GROSS ULT., MB & MMF	222.653	13721.202
GROSS CUM., MB & MMF	19.903	10376.282
GROSS RES., MB & MMF	202.750	3344.920
NET RES., MB & MMF	173.262	2887.432
NET REVENUE, M$	16979.629	13080.065
INITIAL PRICE, $	98.000	4.530
INITIAL N.I., PCT.	84.647	86.113

LIFE, YRS.	50.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.38
DISCOUNTED PAYOUT, YRS.	0.39
UNDISCOUNTED NET/INVEST.	6.97
DISCOUNTED NET/INVEST.	5.38
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	99.451

P.W. %	P.W., M$
5.00	15228.510
10.00	12220.741
12.00	11303.042
15.00	10136.917
20.00	8606.108
25.00	7436.508
40.00	5173.702
60.00	3584.027
80.00	2701.555
100.00	2153.966

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED DEVELOPED PRODUCING RESERVES

DATE : 03/13/2014
TIME : 17:18:40
DBS : MountaineerSt
SETTINGS : LKA0114
SCENARIO : LKA0114

R E S E R V E S   A N D   E C O N O M I C S

AS OF: DECEMBER 31, 2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF----	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF----	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$-----	NET GAS SALES -----M$-----	TOTAL NET SALES -----M$-----
12-2014	9.147	140.972	7.632	119.817	98.000	4.530	747.923	542.771	1290.694
12-2015	7.452	129.353	6.214	110.280	98.000	4.530	609.010	499.568	1108.578
12-2016	6.367	109.940	5.311	93.725	98.000	4.530	520.462	424.576	945.038
12-2017	5.598	100.747	4.671	85.998	98.000	4.530	457.782	389.571	847.352
12-2018	5.016	94.572	4.187	80.836	98.000	4.530	410.339	366.187	776.526
12-2019	4.497	22.076	3.753	17.593	98.000	4.530	367.796	79.696	447.492
12-2020	4.122	14.481	3.441	11.102	98.000	4.530	337.237	50.292	387.529
12-2021	3.810	13.353	3.182	10.243	98.000	4.530	311.879	46.400	358.279
12-2022	3.543	12.390	2.960	9.508	98.000	4.530	290.070	43.073	333.143
12-2023	3.310	11.555	2.766	8.870	98.000	4.530	271.020	40.182	311.203
12-2024	3.104	10.822	2.594	8.309	98.000	4.530	254.171	37.639	291.809
12-2025	2.908	10.163	2.429	7.802	98.000	4.530	238.091	35.341	273.432
12-2026	2.685	9.537	2.241	7.316	98.000	4.530	219.585	33.140	252.725
12-2027	2.538	9.015	2.118	6.913	98.000	4.530	207.570	31.316	238.885
12-2028	2.404	8.539	2.006	6.546	98.000	4.530	196.582	29.653	226.235
S TOT	66.498	697.515	55.505	584.858	98.000	4.530	5439.316	2649.405	8088.922
AFTER	25.973	99.052	21.263	72.764	98.000	4.530	2083.732	329.621	2413.353
TOTAL	92.471	796.567	76.768	657.622	98.000	4.530	7523.247	2979.026	10502.273

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2014	67.065	13.412	420.960	0.000	0.000	0.000	789.257	789.257	752.527
12-2015	57.010	12.549	420.960	0.000	0.000	0.000	618.059	1407.316	1288.251
12-2016	48.006	11.586	381.960	0.000	0.000	0.000	503.486	1910.802	1684.992
12-2017	42.733	10.894	374.160	0.000	0.000	0.000	419.566	2330.367	1985.548
12-2018	38.975	10.302	374.160	0.000	0.000	0.000	353.089	2683.457	2215.490
12-2019	20.544	8.285	114.560	0.000	0.000	0.000	304.104	2987.561	2395.329
12-2020	17.379	7.718	90.960	0.000	0.000	0.000	271.472	3259.033	2541.636
12-2021	15.948	7.316	90.960	0.000	0.000	0.000	244.056	3503.088	2661.047
12-2022	14.739	6.938	90.960	0.000	0.000	0.000	220.506	3723.595	2759.128
12-2023	13.701	6.582	90.960	0.000	0.000	0.000	199.960	3923.554	2839.984
12-2024	12.797	6.247	90.960	0.000	0.000	0.000	181.806	4105.360	2906.816
12-2025	11.941	5.929	89.960	0.000	0.000	0.000	165.602	4270.961	2962.157
12-2026	10.943	5.623	84.960	0.000	0.000	0.000	151.198	4422.160	3008.092
12-2027	10.327	5.340	84.960	0.000	0.000	0.000	138.258	4560.418	3046.277
12-2028	9.771	5.072	84.960	0.000	0.000	0.000	126.432	4686.850	3078.021
S TOT	391.878	123.792	2886.400	0.000	0.000	0.000	4686.850	4686.850	3078.021
AFTER	113.132	40.745	1239.180	0.000	0.000	0.000	1020.297	5707.146	3219.602
TOTAL	505.010	164.537	4125.580	0.000	0.000	0.000	5707.146	5707.146	3219.602

	OIL	GAS			P.W. %	P.W., M$
GROSS WELLS	8.0	103.0	LIFE, YRS.	50.00	5.00	4077.722
GROSS ULT., MB & MMF	112.374	11172.849	DISCOUNT %	10.00	10.00	3219.602
GROSS CUM., MB & MMF	19.903	10376.282	UNDISCOUNTED PAYOUT, YRS.	0.00	12.00	2981.486
GROSS RES., MB & MMF	92.471	796.567	DISCOUNTED PAYOUT, YRS.	0.00	15.00	2693.288
NET RES., MB & MMF	76.768	657.622	UNDISCOUNTED NET/INVEST.	0.00	20.00	2336.624
NET REVENUE, M$	7523.248	2979.025	DISCOUNTED NET/INVEST.	0.00	25.00	2077.821
INITIAL PRICE, $	98.000	4.530	RATE-OF-RETURN, PCT.	100.00	40.00	1598.032
INITIAL N.I., PCT.	83.434	84.994	INITIAL W.I., PCT.	96.395	60.00	1260.719
					80.00	1062.658
					100.00	930.487

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

Exhibit 99.1

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED BEHIND-PIPE RESERVES

DATE : 03/13/2014
TIME : 17:18:41
DBS : MountaineerSt
SETTINGS : LKA0114
SCENARIO : LKA0114

R E S E R V E S   A N D   E C O N O M I C S

AS OF: DECEMBER 31, 2014

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES -----M$-----	NET GAS SALES -----M$-----	TOTAL NET SALES -----M$-----
12-2014	2.284	6.365	1.998	5.569	98.000	4.530	195.830	25.228	221.058
12-2015	3.127	7.120	2.736	6.230	98.000	4.530	268.147	28.222	296.369
12-2016	2.535	5.634	2.218	4.930	98.000	4.530	217.404	22.332	239.737
12-2017	2.138	4.667	1.871	4.084	98.000	4.530	183.331	18.500	201.831
12-2018	1.851	3.986	1.620	3.488	98.000	4.530	158.759	15.801	174.560
12-2019	1.634	3.480	1.430	3.045	98.000	4.530	140.153	13.794	153.947
12-2020	1.464	3.089	1.281	2.703	98.000	4.530	125.552	12.242	137.794
12-2021	1.327	2.777	1.161	2.430	98.000	4.530	113.775	11.007	124.781
12-2022	1.214	2.522	1.062	2.207	98.000	4.530	104.067	9.998	114.065
12-2023	1.119	2.311	0.979	2.022	98.000	4.530	95.922	9.160	105.082
12-2024	1.038	2.132	0.908	1.866	98.000	4.530	88.988	8.452	97.440
12-2025	0.968	1.980	0.847	1.732	98.000	4.530	83.010	7.846	90.857
12-2026	0.907	1.847	0.794	1.616	98.000	4.530	77.803	7.322	85.125
12-2027	0.854	1.732	0.747	1.515	98.000	4.530	73.226	6.863	80.089
12-2028	0.806	1.629	0.706	1.426	98.000	4.530	69.156	6.458	75.614
S TOT	23.267	51.271	20.358	44.863	98.000	4.530	1995.122	203.227	2198.349
AFTER	8.759	18.830	7.664	16.476	98.000	4.530	751.079	74.636	825.715
TOTAL	32.026	70.101	28.022	61.338	98.000	4.530	2746.201	277.863	3024.064

--END-- MO-YEAR	AD VALOREM TAX -----M$-----	PRODUCTION TAX -----M$-----	DIRECT OPER EXPENSE -----M$-----	INTEREST PAID -----M$-----	CAPITAL REPAYMENT -----M$-----	EQUITY INVESTMENT -----M$-----	FUTURE NET CASHFLOW -----M$-----	CUMULATIVE CASHFLOW -----M$-----	CUM. DISC. CASHFLOW -----M$-----
12-2014	12.601	0.339	9.500	0.000	0.000	98.000	100.618	100.618	95.538
12-2015	16.895	0.429	18.000	0.000	0.000	0.000	261.044	361.663	321.806
12-2016	13.667	0.345	18.000	0.000	0.000	0.000	207.725	569.387	485.491
12-2017	11.506	0.289	18.000	0.000	0.000	0.000	172.035	741.423	608.728
12-2018	9.951	0.249	18.000	0.000	0.000	0.000	146.359	887.782	704.041
12-2019	8.776	0.219	18.000	0.000	0.000	0.000	126.952	1014.734	779.200
12-2020	7.856	0.196	18.000	0.000	0.000	0.000	111.743	1126.477	839.341
12-2021	7.114	0.177	18.000	0.000	0.000	0.000	99.491	1225.967	888.019
12-2022	6.503	0.161	18.000	0.000	0.000	0.000	89.401	1315.368	927.784
12-2023	5.991	0.148	18.000	0.000	0.000	0.000	80.943	1396.311	960.514
12-2024	5.555	0.137	18.000	0.000	0.000	0.000	73.747	1470.058	987.624
12-2025	5.180	0.128	18.000	0.000	0.000	0.000	67.549	1537.608	1010.198
12-2026	4.853	0.120	18.000	0.000	0.000	0.000	62.153	1599.760	1029.080
12-2027	4.566	0.113	18.000	0.000	0.000	0.000	57.411	1657.171	1044.936
12-2028	4.311	0.106	18.000	0.000	0.000	0.000	53.197	1710.368	1058.292
S TOT	125.324	3.157	261.500	0.000	0.000	98.000	1710.368	1710.368	1058.292
AFTER	47.073	1.178	319.000	0.000	0.000	0.000	458.464	2168.832	1123.961
TOTAL	172.396	4.336	580.500	0.000	0.000	98.000	2168.832	2168.832	1123.961

	OIL	GAS
GROSS WELLS	3.0	0.0
GROSS ULT., MB & MMF	32.026	70.101
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	32.026	70.101
NET RES., MB & MMF	28.022	61.338
NET REVENUE, M$	2746.201	277.863
INITIAL PRICE, $	98.000	4.530
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	39.42
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.49
DISCOUNTED PAYOUT, YRS.	0.50
UNDISCOUNTED NET/INVEST.	23.13
DISCOUNTED NET/INVEST.	12.98
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	1483.090
10.00	1123.961
12.00	1025.503
15.00	907.320
20.00	762.795
25.00	659.292
40.00	471.173
60.00	343.171
80.00	270.711
100.00	224.021

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED UNDEVELOPED RESERVES

DATE : 03/13/2014
TIME : 17:18:41
DBS : MountaineerSt
SETTINGS : LKA0114
SCENARIO : LKA0114

R E S E R V E S A N D E C O N O M I C S

AS OF: DECEMBER 31, 2014

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2014	1.607	107.508	1.406	94.069	98.000	4.530	137.792	426.133	563.926
12-2015	18.023	269.494	15.770	235.807	98.000	4.530	1545.448	1068.208	2613.656
12-2016	13.568	352.382	11.872	308.334	98.000	4.530	1163.471	1396.755	2560.226
12-2017	8.905	400.124	7.792	350.108	98.000	4.530	763.568	1585.992	2349.559
12-2018	6.582	676.543	5.759	591.975	98.000	4.530	564.395	2681.648	3246.043
12-2019	5.195	379.241	4.546	331.836	98.000	4.530	445.510	1503.218	1948.727
12-2020	4.277	200.773	3.742	175.677	98.000	4.530	366.746	795.815	1162.562
12-2021	3.625	75.716	3.172	66.252	98.000	4.530	310.862	300.120	610.982
12-2022	3.140	3.140	2.747	2.747	98.000	4.530	269.232	12.445	281.677
12-2023	2.765	2.765	2.419	2.419	98.000	4.530	237.069	10.958	248.027
12-2024	2.467	2.467	2.158	2.158	98.000	4.530	211.505	9.777	221.282
12-2025	2.224	2.224	1.946	1.946	98.000	4.530	190.721	8.816	199.537
12-2026	2.023	2.023	1.770	1.770	98.000	4.530	173.505	8.020	181.525
12-2027	1.854	1.854	1.623	1.623	98.000	4.530	159.021	7.351	166.372
12-2028	1.619	1.619	1.417	1.417	98.000	4.530	138.858	6.419	145.276
S TOT	77.874	2477.875	68.140	2168.140	98.000	4.530	6677.703	9821.674	16499.377
AFTER	0.379	0.379	0.331	0.331	98.000	4.530	32.479	1.501	33.980
TOTAL	78.253	2478.253	68.471	2168.472	98.000	4.530	6710.182	9823.175	16533.355

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2014	8.220	0.176	4.000	0.000	0.000	492.000	59.530	59.530	54.159
12-2015	92.195	1.971	41.000	0.000	0.000	1392.000	1086.489	1146.018	966.266
12-2016	69.408	1.484	55.500	0.000	0.000	342.000	2091.834	3237.852	2612.452
12-2017	45.551	0.974	58.500	0.000	0.000	1026.000	1218.534	4456.386	3502.473
12-2018	33.670	0.720	63.750	0.000	0.000	0.000	3147.904	7604.290	5553.282
12-2019	26.577	0.568	60.750	0.000	0.000	0.000	1860.832	9465.121	6655.675
12-2020	21.879	0.468	57.750	0.000	0.000	0.000	1082.465	10547.586	7238.930
12-2021	18.545	0.397	53.250	0.000	0.000	0.000	538.791	11086.376	7504.600
12-2022	16.061	0.343	48.000	0.000	0.000	0.000	217.272	11303.648	7601.242
12-2023	14.143	0.302	48.000	0.000	0.000	0.000	185.582	11489.230	7676.284
12-2024	12.618	0.270	48.000	0.000	0.000	0.000	160.395	11649.625	7735.246
12-2025	11.378	0.243	48.000	0.000	0.000	0.000	139.916	11789.541	7782.003
12-2026	10.351	0.221	48.000	0.000	0.000	0.000	122.953	11912.494	7819.356
12-2027	9.487	0.203	48.000	0.000	0.000	0.000	108.683	12021.177	7849.373
12-2028	8.284	0.177	45.500	0.000	0.000	0.000	91.316	12112.493	7872.339
S TOT	398.366	8.517	728.000	0.000	0.000	3252.000	12112.493	12112.493	7872.339
AFTER	1.938	0.041	11.500	0.000	0.000	0.000	20.501	12132.994	7877.179
TOTAL	400.303	8.559	739.500	0.000	0.000	3252.000	12132.994	12132.994	7877.179

	OIL	GAS
GROSS WELLS	14.0	0.0
GROSS ULT., MB & MMF	78.253	2478.253
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	78.253	2478.253
NET RES., MB & MMF	68.471	2168.472
NET REVENUE, M$	6710.182	9823.175
INITIAL PRICE, $	98.000	4.530
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	15.42
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.89
DISCOUNTED PAYOUT, YRS.	0.90
UNDISCOUNTED NET/INVEST.	4.73
DISCOUNTED NET/INVEST.	3.92
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	9667.699
10.00	7877.178
12.00	7296.054
15.00	6536.310
20.00	5506.689
25.00	4699.395
40.00	3104.497
60.00	1980.136
80.00	1368.187
100.00	999.459

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY
AS OF DECEMBER 31, 2013

SCHEDULE 2

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	API CODE	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
PROVED DEVELOPED PRODUCING RESERVES													
171	CALHOUN CO., WV - COMPOSITE	1PDP	WV	CALHOUN		29.777	87.098	26.055	76.211	1.000000	0.875000	1,374.442	764.780
222	ROGER GAUL #274	1PDP	OH	MEIGS		19.050	47.624	16.669	41.671	1.000000	0.875000	1,415.697	712.661
221	KARL RUSSELL #273	1PDP	OH	MEIGS		9.767	34.184	8.546	29.911	1.000000	0.875000	702.448	433.943
2	GUAL # 402 BEREA	1PDP	OH	MEIGS		8.863	12.409	7.755	10.857	1.000000	0.875000	591.524	318.451
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS		10.765	102.271	5.275	50.113	0.560000	0.490000	546.932	273.590
11	JIM ROUSH 178	1PDP	OH	MEIGS		6.821	28.650	5.969	25.068	1.000000	0.875000	459.460	272.354
8	JIM BERNARD 167	1PDP	OH	MEIGS		5.598	19.595	4.899	17.145	1.000000	0.875000	353.526	221.158
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	433.594	0.000	379.394	1.000000	0.875000	202.495	173.311
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS		0.659	1.350	0.576	1.181	1.000000	0.875000	27.711	24.365
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS		1.171	0.878	1.025	0.768	1.000000	0.875000	26.841	19.357
168	ATHENS CO., OHIO - COMPOSITE	1PDP	OH	ATHENS		0.000	28.915	0.000	25.300	1.000000	0.875000	6.071	5.631
170	JACKSON CO., WV - COMPOSITE	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
	TOTAL PROVED DEVELOPED PRODUCING RESERVES					92.471	796.567	76.768	657.622			5,707.147	3,219.602
PROVED DEVELOPED BEHIND-PIPE RESERVES													
230	MYERS #181	3PBP	OH	MEIGS		12.031	42.109	10.527	36.845	1.000000	0.875000	874.761	510.498
231	BEREA #144	3PBP	OH	MEIGS		9.997	13.996	8.748	12.247	1.000000	0.875000	647.026	310.494
232	BEREA # 284	3PBP	OH	MEIGS		9.997	13.996	8.746	12.247	1.000000	0.875000	647.026	302.969
	TOTAL PROVED DEVELOPED BEHIND-PIPE RESERVES					32.026	70.101	28.022	61.338			2,168.832	1,123.961
PROVED UNDEVELOPED RESERVES													
216	ORISKANY PUD 1	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	1,007.730
217	ORISKANY PUD 2	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	916.119
218	ORISKANY PUD 3	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	832.835
219	ORISKANY PUD 4	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	757.123

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY
AS OF DECEMBER 31, 2013

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	API CODE	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
224	ORISKANY PUD 5	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	714.256
225	ORISKANY PUD 6	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	714.256
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS		10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	443.314
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	417.264
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	417.264
4	CLEATUS & IDA FARREL (PUD #4)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	414.723
227	PATTY & MARK F. VARNEY (PUD #6)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	412.040
13	ROBERT DOVEWHITE (PUD #5)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	278.538
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	276.792
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	274.926
	TOTAL PROVED UNDEVELOPED RESERVES					78.253	2,478.253	68.471	2,168.472			12,132.995	7,877.178
	TOTAL PROVED RESERVES					202.750	3,344.921	173.262	2,887.432			20,008.974	12,220.741

3/13/2014 5:24:03 PM

Exhibit 99.1

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY
AS OF DECEMBER 31, 2013

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RSV CAT.	STATE	COUNTY	RESERVOIR	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
168	ATHENS CO., OHIO - COMPOSIT	1PDP	OH	ATHENS		0.000	28.915	0.000	25.300	1.000000	0.875000	6.071	5.631
232	BEREA # 284	3PBP	OH	MEIGS	BEREA	9.997	13.996	8.748	12.247	1.000000	0.875000	647.026	302.969
231	BEREA #144	3PBP	OH	MEIGS	BEREA	9.997	13.996	8.748	12.247	1.000000	0.875000	647.026	310.494
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	417.264
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	443.314
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	417.264
171	CALHOUN CO., WV - COMPOSIT	1PDP	WV	CALHOUN		29.777	87.098	26.055	76.211	1.000000	0.875000	1,374.442	764.780
4	CLEATUS & IDA FARREL (PUD #	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	414.723
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	276.792
2	GUAL # 402 BEREA	1PDP	OH	MEIGS	BEREA	8.863	12.409	7.755	10.857	1.000000	0.875000	591.524	318.451
170	JACKSON CO., WV - COMPOSIT	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS	BEREA	0.659	1.350	0.576	1.181	1.000000	0.875000	27.711	24.365
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	274.926
8	JIM BERNARD 167	1PDP	OH	MEIGS	BEREA	5.598	19.595	4.899	17.145	1.000000	0.875000	353.526	221.158
11	JIM ROUSH 178	1PDP	OH	MEIGS	BEREA	6.821	28.650	5.969	25.068	1.000000	0.875000	459.460	272.354
221	KARL RUSSELL #273	1PDP	OH	MEIGS	BEREA	9.767	34.184	8.546	29.911	1.000000	0.875000	702.448	433.943
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS	BEREA	1.171	0.878	1.025	0.768	1.000000	0.875000	26.841	19.357
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	433.594	0.000	379.394	1.000000	0.875000	202.495	173.311
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS	BEREA	10.765	102.271	5.275	50.113	0.560000	0.490000	546.932	273.590
230	MYERS #181	3PBP	OH	MEIGS	BEREA	12.031	42.109	10.527	36.845	1.000000	0.875000	874.781	510.498
216	ORISKANY PUD 1	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	1,007.730
217	ORISKANY PUD 2	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	916.119
218	ORISKANY PUD 3	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	832.835
219	ORISKANY PUD 4	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	757.123
224	ORISKANY PUD 5	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	714.258
225	ORISKANY PUD 6	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,232.250	714.256
227	PATTY & MARK F. VARNEY (PUD	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	670.731	412.040
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY
AS OF DECEMBER 31, 2013

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RSV CAT.	STATE	COUNTY	RESERVOIR	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
13	ROBERT DOVEWHITE (PUD #5)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	461.947	278.538
222	ROGER GAUL #274	1PDP	OH	MEIGS	BEREA	19.050	47.624	16.669	41.671	1.000000	0.875000	1,415.697	712.661
					TOTAL	202.750	3,344.921	173.262	2,887.432			20,008.974	12,220.741

Exhibit 99.1

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.